                                                                         EXHIBIT
                                                                             4.1

                     DEBENTURE PURCHASE & SECURITY AGREEMENT

         AGREEMENT (this "Agreement") made and entered into as of the 22nd day of May, 2001 by and between FastComm Communications Corporation, a Virginia corporation (the "Company"), and Wesley Clover Corporation, a Canadian corporation (the "Purchaser").

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

         1.       Purchase of Convertible Subordinated Secured Debenture.

         The Company will sell to Purchaser, and Purchaser will purchase from the Company, a Convertible Subordinated Secured Debenture (the "Convertible Debenture"), convertible into that number of shares of the Company's common stock, $.01 par value per share, (the "Shares") as set forth opposite the Purchaser's name on Schedule A, at a price per Share of $0.446 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reclassification or other similar event). On May 8, 2001 the Purchaser paid to the Company $1,000,000 (the "First Disbursement") pursuant to a Subordinated Promissory Note (the "Note"). So long as the conditions set forth in Section 3 of the Convertible Debenture are satisfied, remain true, valid, and correct on June 8, 2001, Purchaser shall disburse $1,000,000 (the "Second Disbursement") to the Company in exchange for the Convertible Debenture. So long as the conditions set forth in Section 3 of the Convertible Debenture are satisfied, remain true, valid, and correct on July 8, 2001, Purchaser shall disburse an additional $1,000,000 on such date (the "Third Disbursement"). On June 8, 2001, the Note will be delivered by the Purchaser to the Company, with authorization to mark "paid in full," and such principal under the Note shall convert into principal, in addition to the Second Disbursement, under the Convertible Debenture. This Agreement, the Convertible Debenture, the Warrant (as defined in Section 5.6), the Conditional Assignment Agreement and other documents and agreements referenced herein shall from time to time be referred to as the "Financing Documents."

         2. Closing Date. The terms and conditions of the purchase and sale of the Convertible Debenture are agreed upon by and between the Company and the Purchaser as of the date first set forth above (the "Closing Date"). The Second Disbursement and the Third Disbursement, each of an additional $1,000,000, shall take place, on the conditions so stated in Section 1, by use of facsimile and overnight mail, on June 8,2001, and July 8, 2001, respectively.

         3.       Representations and Warranties of the Company.

         The Company hereby represents and warrants to the Purchaser that, except as set forth in the schedule of exceptions attached as Schedule B hereto (the "Schedule of Exceptions"):

                  3.1 Organization and Standing. The Company is a corporation duly organized, legally existing and in good standing under the laws of the Commonwealth of Virginia. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is licensed or qualified as a foreign corporation and is in good standing in every state or other jurisdiction wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a material adverse effect on the Company. Attached as Exhibits A and B hereto are copies of the certificate of incorporation (the "Certificate of Incorporation") and by-laws (the "By-Laws") of the Company. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

                  3.2 Corporate Power; Authorization. (i) The Company has now, and will have at the Closing Date, all requisite legal and corporate power and authority to enter into and perform its obligations under this Agreement, the Convertible Debenture, the Conditional Assignment Agreement and the Warrant, and to issue and sell the Convertible Debenture and Warrant in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement, the Convertible Debenture, and the Warrant and the other Financing Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debenture and Warrant and the issuance and reservation for issuance of the Shares for the Convertible Debenture and the Warrant) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors, or the Company's stockholders is required (under Rules 4310(c)(25)(H) or 4460(i) promulgated by the National Association of Securities Dealers ("NASD") or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Convertible Debenture and the Warrant, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                  3.3 Subsidiaries. The Company does not own or control, directly or indirectly, any interest or investment in any other corporation, association, partnership or other business entity (a "Subsidiary").

                  3.4 Capitalization. The Company's entire authorized capital stock consists of 50,000,000 shares, all of which are common stock, $0.01 par value per share ("Common Stock"), _____________ shares of which are issued and presently outstanding. All such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. Subject to the terms and conditions hereof, the Company has authorized the issuance on the Closing Date of a Convertible Debenture, the principal and interest of which is convertible into a number of Shares based on a conversion price per share of $0.446 (such price subject to adjustment in the event of any stock dividend, stock split, combination, reclassification or other similar event). The Company has authorized the reservation of the number of shares of Common Stock issuable upon conversion of such Convertible Debenture, and the number of shares of Common Stock issuable upon exercise of the Warrant (said reserved shares, when issued, being referred to herein as the "Purchaser Reserved Shares"), the Common Stock having the terms and provisions set forth in Exhibit A hereto. There are presently reserved for issuance ____________ shares of Common Stock pursuant to options or purchase rights granted or to be granted to employees, officers, directors, consultants or similar service providers of or to the Company ("Employee Reserved Shares") and __________ shares of Common Stock pursuant to warrants held by prior purchasers of shares (such shares reserved with respect to warrants being herein referred to as "Warrant Shares").

Except for the foregoing, no subscription, warrant, option, convertible security or other right (contingent or otherwise) permitting any party other than the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding. Other than as provided in the Certificate of Incorporation, the Company has no obligation, contingent or otherwise, to purchase, redeem or otherwise acquire any shares of its capital stock (other than the Shares) or any interest therein or to pay any dividend or make any other distribution in respect thereof. Upon the effectiveness of this Agreement, no person or entity will be entitled to any preemptive right, right of first refusal or similar right with respect to the issuance, sale, redemption or transfer of any capital stock of the Company or any rights with respect to the registration of any capital stock of the Company under federal or state securities laws, except for the registration rights contained in the Registration Rights Agreement, dated as of February 27, 2001, between the Company and Zanett Securities Corporation (the "February Registration Rights Agreement") and in this Agreement. There are no existing voting or stock restriction agreements or similar agreements between the Company and any of its stockholders, nor, to the best knowledge of the Company, are there any such agreements among any of the Company's stockholders. Immediately after the Closing, the capital stock of the Company issued and outstanding and the Employee Reserved Shares and Warrant Shares will be as stated in Schedule C hereto.
                  3.5 SEC Documents, Financial Statements. Since May 1, 2000, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933 (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by GAAP to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i), (ii) and (iii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  3.6 Changes. Since the most recent filing of SEC Documents including the Company's financial statements (the "Most Recent Financials Date"), there has not been any event or condition of any type known to the Company, other than events affecting the economy generally, that has materially and adversely affected the Company's business, prospects, condition, affairs, operation, properties or assets. Since the Most Recent Financials Date, the physical properties owned or leased by the Company have not suffered any material destruction or damage, regardless of whether or not any such loss was insured against.
                  3.7 Title to Properties and Assets; Liens. Except as set forth in Schedule B, and subject to the Senior Indebtedness (as that term is defined in Section 11 hereof) obligations of the Company under that certain Accounts Receivable Financing Agreement, dated February 6, 2001, between the Company and

Alliance Financial Capital, Inc. (the "Alliance Financing Agreement"), the Company has good and marketable title to all its properties and assets and has good title to all its leasehold estates in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

                  3.8 Commitments. Attached hereto as Exhibit C is a list of all agreements, contracts, indebtedness, liabilities and other obligations, including any agreements related to the issuance or resale of securities (excluding any such agreements in connection with the Employee Reserved Shares) (collectively, "Commitments") to which the Company is a party or by which it is bound and which are material to the conduct and operations of its business. For purposes of this Section 3.8, a Commitment occurring in the ordinary course of the Company's business shall not be considered material unless it, together with other Commitments with the same party, involve more than $____________, except that, where a Commitment consists of an agreement to license the Company's product to a third party in the ordinary course of the Company's business, such Commitment shall not be considered material unless it, together with other Commitments with the same party, involve more than $__________.

                  3.9 Intellectual Properties. The Company has or believes that it can develop or obtain on commercially reasonable terms sufficient and valid right, title and ownership in and of all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, licenses, permits, trade secrets, inventions, domain names, know how, (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intellectual Properties"), including without limitation those relating to the Company's signaling, voice, and data system products, or licenses, rights or purchase options with respect to the foregoing, necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, or will be able to obtain on terms which will not materially and adversely affect its business all such necessary permits, licenses and other authority with respect thereto without any conflict with or infringement of the known or asserted rights of others. Exhibit A of the Conditional Assignment Agreement (as defined in Section 11.5) contains a complete list of Intellectual Properties owned or used by the Company. Neither the Company nor, to the Company's knowledge, any officer or management, technical or professional employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company's business as conducted (or as currently proposed to be conducted) or, in the case of any such employee, such employee's right to be employed by the Company. The Company does not believe it is utilizing any inventions or proprietary ideas of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company and which are known by the Company to be inventions of such employees or persons. To the best of the Company's knowledge, the Company has obtained all governmental permits, authorizations, approvals and licenses known by the Company to be necessary for its business as now conducted and as currently proposed to be conducted and the absence of which would have a material adverse effect on the Company.

                  3.10 Compliance With Other Instruments. Except as set forth in Schedule B, the Company is not in violation in any material respect of any term of its Certificate of Incorporation, By-laws, or any Commitment, judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Convertible Debenture and Warrant pursuant hereto, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a material default under any such term, or result in the creation of any pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such terms.

                  3.11 Litigation. Except as set forth in Schedule B, there is no action, suit, proceeding, inquiry or investigation pending or, to the Company's knowledge, currently threatened against or affecting the Company or any of their respective directors or officers in their capacities as such, which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor does the Company know of any basis for the foregoing. The foregoing includes, without limitation, actions which to the Company's knowledge are pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as set forth in the Company's Form 10K for the fiscal year ended April 30, 2000, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  3.12 Insurance. All of the insurable properties of the Company are insured for the benefit of the Company with coverage extending to the properties' full replacement value. The key person insurance coverage referred to in Section 7.9 shall be secured as soon as practicable after the date hereof.

                  3.13 Governmental Consent. Except as provided in Section 8 hereof, based in part on the representations and warranties of the Purchaser in
Section 4, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

                  3.14 Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchaser in writing or orally by senior management of the Company in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein not misleading. No event or circumstance known to the Company has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

                  3.15     Agreements; Changes.

                  (a) Except for this Agreement, the agreements referred to in this Agreement, or the Schedules hereto, employment relationships between the Company and certain stockholders, and options granted pursuant to Company option plans, there are no agreements, understandings or proposed transactions between the Company and any person or entity which is a stockholder, officer or director of the Company, a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity (hereinafter referred to as an "Associate").

                  (b) Since the Most Recent Financials Date, the Company has not
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually presently in excess of $50,000 or in excess of $100,000 in the aggregate, other than (A) in the ordinary course of business, and (B) pursuant to the Alliance Financing Agreement, (iii) made any loans or advances to any person, other than in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                  3.16 Tax Status. Except as set forth on Schedule B, the Company has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule B, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth on Schedule B, none of the Company's tax returns is presently being audited by any taxing authority.

                  3.17 Employees. There are no material controversies pending or, to the knowledge of the Company, currently threatened between it and its employees. Other than in connection with the proposed Sale of the ChanlComm Division as described on Schedule B, to the Company's knowledge no executive officer or key management employee has any present intention of terminating his or her employment with the Company and the Company has no present intention of terminating any such employment. The Company is not a party to any collective bargaining agreement and, to its knowledge, no organizational efforts are presently being made with respect to any of its employees. The Company has complied in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

                  3.18 Retirement Obligations. Except as set forth in Schedule B, the Company has no pension, retirement or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings.

                  3.19 Books and Records. The minute books of the Company contain accurate summary records of all meetings and written consents to action of the Company's stockholders, the Board and all committees, if any, appointed by the Board. The books of account and other financial records and the order books, if any, of the Company accurately and completely reflect all material information purported to be shown therein in all material respects.

                  3.20 Brokers. The Company has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

                  3.21 No General Solicitation. Neither the Company nor any person acting for the Company, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Convertible Debenture, Warrant, or Shares issued or issuable upon conversion of the Convertible Debenture or exercise of the Warrant, as such are being offered hereby.

                  3.22     Environmental Liabilities.

                  (a) To its knowledge, the Company has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a material and adverse effect, and no pending claims have been made against it and no currently outstanding citations or notices including, without limitation, notice letters, information requests or notices of potential responsibility, have been issued against it, which could reasonably be expected to have a material and adverse effect, and which, in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any Environmental Laws.

                  (b) As used herein, the term "Environmental Laws" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign, regulating, relating to, or imposing liability or standards of conduct concerning any hazardous materials or petroleum products or environmental protection, as now in effect.

                  3.23 Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the knowledge of the Company, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

                  3.24 Knowledge Qualification. As used in this Section 3, all references to information known to the Company or to the Company's knowledge shall mean information that is actually, constructively, and impliedly known to Peter C. Madsen ("Chief Executive Officer") or any other executive officer of the Company.

                  3.25 Acknowledgment Regarding Purchaser's Purchase of the Convertible Debenture & Warrant.

                  (a) The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchaser is "arms-length" and any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of the Convertible Debenture and the Warrant and has not been relied upon by the Company, its officers or directors in any way.

                  (b) The Company and the Purchaser also acknowledge that the Company's and the Purchaser's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and the Purchaser, as the case may be, and their representatives.

                  (c) The Company and the Purchaser further acknowledge that, notwithstanding any meaning to the contrary, the Convertible Debenture is intended to be and shall be a secured instrument to the benefit of the Purchaser, as prescribed in Section 11 of this Agreement.

                  3.26 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of the Convertible Debenture and Warrant to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or for purposes of any applicable stockholder approval provisions, and, for purposes of the Securities Act, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Convertible Debenture, the Warrant, or Shares issued or issuable upon conversion of the Convertible Debenture or exercise of the Warrant being offered hereby under the Securities Act.

                  3.27 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities which are material to the conduct of its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                  4.1 Authority. Such Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Canada. Any corporate, partnership or similar action on the part of such Purchaser necessary for the purchase of the Convertible Debenture and Warrant and the performance of its obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally.

                  4.2 Investment Representations. This Agreement is made with Purchaser upon the understanding as a specific representation to the Company by such Purchaser that:

                  (a) the Convertible Debenture purchased hereunder will be acquired for Purchaser's own account and not with a view to the distribution of any part thereof, and Purchaser has no present intention of selling, granting participations in, or otherwise distributing the same;

                  (b) the Warrant issued by the Company hereunder will be acquired for Purchaser's own account and not with a view to the distribution of any part thereof, and Purchaser has no present intention of selling, granting participations in, or otherwise distributing the same;

                  (c) Purchaser acknowledges that it has the knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of and protecting Purchaser's own interests in connection with it's purchase of such Convertible Debenture and Warrant, has had the opportunity to ask such questions of the Company and to review such documents as Purchaser deemed necessary in connection with its purchase of the Convertible Debenture and Warrant, is able to fend for Purchaser in the transactions contemplated by this Agreement and has the ability to bear the economic risk of Purchaser's investment pursuant to this Agreement;

                  (d) Purchaser is an accredited investor, as defined in Rule 501 promulgated by the SEC pursuant to the Securities Act; and

                  (e) Purchaser understands that such Convertible Debenture and Warrant are characterized as "restricted securities" under the federal securities laws and certain state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Convertible Debenture and Warrant may be converted into or exercised in exchange for Shares which may be resold without registration under the Securities Act and those state securities laws only in certain limited circumstances.

                  4.3 Brokers. Purchaser has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

         5. Conditions to the Purchaser's Obligations at Closing. The obligation of the Purchaser to purchase the Convertible Debenture and the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  5.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                  5.2 Opinion of Counsel. The Purchaser shall have received from Sokolow, Dunaud, Mercadier & Carreras, LLP, counsel to the Company, an opinion, dated as of the Closing Date, as to matters covered by Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.11, 3.13, and 3.28, with customary qualifications.

                  5.3 Qualifications. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Convertible Debenture and the Warrant under this Agreement shall have been duly obtained and shall be effective.

                  5.4 Directors. The Purchaser shall have the right but not the obligation to designate one director on the Company's board of directors (the

"Board"), who shall also be nominated to chair the Audit Committee. If Purchaser chooses to exercise this right, the directors of the Company shall consist of Peter C. Madsen, Mark H. Rafferty, Michael Pascoe, Edward R. Olson, Thomas G. Amon, and such individual designated by Purchaser, such person to be approved by a majority of the other directors at the next regularly scheduled meeting of the Board.

                  5.5 Chief Executive Officer Certificate. The Chief Executive Officer shall have executed and delivered to the Purchaser a certificate in the form of Exhibit F.

                  5.6 Warrant to Purchase Common Stock. The Company shall have executed and delivered to Purchaser a warrant to purchase 3,363,229 shares of Common Stock (the "Warrant"), to be exercised, at a price per share of $0.5575 (such price subject to adjustment in the event of any stock dividend, stock split, combination, reclassification or other similar event); such Warrant shall be in the form attached as Exhibit G hereto.

                  5.7 Pre-approval of Press Release. The Purchaser shall have the opportunity to approve any press release to be issued by the Company, prior to such issuance, announcing the purchase by the Purchaser of the Convertible Debenture and the Warrant. Such approved press release is attached hereto as Exhibit E.

                  5.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser and counsel to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6. Conditions to Obligations of the Company. The obligations of the Company to sell and issue the Convertible Debenture and the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  6.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, and the Purchaser shall have performed all obligations and conditions herein required to be performed by them on or prior to the Closing Date.

                  6.2 Qualifications. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Convertible Debenture under this Agreement shall have been duly obtained and shall be effective.

         7. Covenants of the Company or the Purchaser. The Company and the Purchaser, in the case of Section 7.5, hereby covenant and agree as follows:

                  7.1 Payments of Principal and Interest. The Company shall duly and punctually pay, or cause to be paid, the principal and interest on the Convertible Debenture as set forth in Section 1 of the Convertible Debenture.

                  7.2 Pledge of Assets. The Company shall not cause or permit to exist, or agree or consent to cause or permit to exist, any of its property or assets to be subject to a security interest or other encumbrance, except for such liens, security interests and other encumbrances in favor of the holders of Senior Indebtedness (as such term is defined in Section 11.3 herein) and those in favor of the Purchaser created by Section 11 of this Agreement.

                  7.3 Financial Information. The Company will furnish the following reports, via electronic transmission, to the persons indicated:

                  (a) Annual Financial Statements. As soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated statement of earnings for such fiscal year, a consolidated balance sheet of the Company as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company and reasonably acceptable to the Purchaser, shall be furnished to the Purchaser and to its transferees.

                  (b) Audit Reports. As soon as available, copies of all other financial reports submitted to the Company or any Subsidiary (as defined in Section 3.3) by independent public accountants, relating to any annual or interim audit of the books of the Company or any Subsidiary, shall be furnished to the Purchaser and to its transferees.

                  (c) Quarterly Financial Statements. Within 45 days of the end of each quarter, an unaudited statement of earnings, balance sheet and statement of cash flow and current operating plan of the Company for or as of the end of such quarter, in reasonable detail, shall be furnished to the Purchaser.

                  (d) Regulatory Filings. Within 10 days after filing, copies of all reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act shall be furnished to the Purchaser and their transferees and, promptly upon request by the Purchaser, the Company shall furnish copies of press releases and other documents that the Company shall have released to the press during the preceding 90 days.

                  (e) Litigation. Promptly upon the Company's learning thereof, notice shall be furnished to the Purchaser of (i) any litigation filed against or affecting the Company or any Subsidiary, whether or not covered by insurance, which litigation involves an amount in controversy in excess of $50,000 or which litigation is requesting a specific equitable remedy including, without limitation, an injunction or restraining order, and (ii) the institution of any suit or administrative proceeding which is reasonably expected materially and adversely to affect the business, assets, operations, prospects, employee relations or condition (financial or otherwise) of the Company or any Subsidiary.

                  (f) Unbudgeted Costs. Promptly upon the occurrence thereof, notice of any event which has resulted in, or could reasonably be expected to result in, an unanticipated cost to the Company or any Subsidiary in excess of $150,000, including, without limitation, disputes with customers, employees, consultants or creditors or disputes relating to contractual obligations and amendments, modifications or waivers of any such obligation, shall be furnished to the Purchaser.

                  (g) Other Information. The Company shall furnish to Purchaser, and to each transferee or prospective transferee of Purchaser, such other information relating to the financial condition, business, prospects or corporate affairs of the Company as Purchaser may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide information which the Company deems in good faith to be proprietary or the disclosure of which might violate Regulation FD. Notwithstanding the foregoing provisions of this Section 7.2 or Section 7.4, the Company shall not be obligated to furnish information to Purchaser or a transferee or prospective transferee of Purchaser unless Purchaser or such transferee or prospective transferee holds (or will hold immediately following such transfer) no less than 25% of the Shares issuable upon conversion of the Convertible Debenture or exercise of the Warrant purchased by Purchaser pursuant to this Agreement and unless, in the case of a transferee or prospective transferee, such transferee or prospective transferee shall have agreed in writing to be bound by the provisions of Section 7.3.

                  7.4 Inspection. The Company shall permit Purchaser to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Purchaser upon reasonable notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 7.4 to provide access to any information which it reasonably considers to constitute a trade secret or to contain similarly confidential information and disclosure of which might violate Regulation FD.

                  7.5 Confidentiality of Information. Purchaser agrees to maintain the confidentiality of any information obtained by Purchaser pursuant to Sections 7.3 or 7.4 or otherwise in connection with the Agreement which may be proprietary to the Company or otherwise confidential and which has not been made available by the Company to the public or to any other third party on a non-confidential basis. Purchaser further agrees to use such proprietary and confidential information only to benefit the Company or to monitor such Purchaser's investment in the Company and to make no disclosure thereof to a third party (other than his or its general or limited partners, staff and legal and other professional advisers or in connection with furnishing of sample reports to prospective general or limited partners or other sources of capital) without the Company's prior written consent (which may be conditioned upon receipt of a similar undertaking by the third party but otherwise shall not be unreasonably withheld).

                  7.6 Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debenture hereunder for working capital purposes and/or other transactions approved by the Board. The Company shall not use said proceeds to satisfy any of the obligations in connection with the litigation matters set forth on Schedule B.

                  7.7 Filing of Form 8-K. Within fifteen (15) days after the Closing, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act.

                  7.8 Credit Line Balance. For as long as the Convertible Debenture is outstanding, the Company shall cause the outstanding balance under the Alliance Financing Agreement not to exceed $3,000,000, provided that the Company's Chief Financial Officer shall notify the Purchaser if the outstanding balance under the Alliance Financing Agreement exceeds $1,500,000, and shall report weekly to the Purchaser during such time that the outstanding balance remains in excess of $1,500,000.

                  7.9 Key Person Life Insurance. As soon as practicable after the date hereof, the Company shall use its best efforts to secure, and shall at all times thereafter maintain in force the policies of life insurance, naming the Company as beneficiary on the life of the Chief Executive Officer in the face amount of $500,000.

                  7.10 Certain Transactions. The Company agrees that it will not enter into any transaction or agreement (other than normal compensation arrangements), including without limitation any lease or other rental or purchase agreement or any agreement providing for loans or extensions of credit by or to the Company, or any modification of any of the foregoing, (for purposes of this Section 7.10, a "contract") with any Associate as defined in Section 3.15(a), or with respect to which any such person or entity has or is to have a direct or indirect material interest, unless such contract has been approved by no less than a majority of the number of directors constituting the whole Board (excluding, if a director, any such person associated with the Company and having such an interest in the contract in question) or unless such contract was in effect or contemplated on the date hereof and disclosed to the Purchaser in this Agreement (including the Schedules and Exhibits hereto) or unless such contract is non-material and in the ordinary course of business. For purposes hereof, a contract shall be deemed to be non-material if it and all other contracts (excluding, for this purpose, compensation under employment contracts and other compensation arrangements) between the Company and the person or entity in question do not involve payment by or to the Company during any fiscal year of more than $__________.

                  7.11 Director's Fees. Commencing on the Closing Date, if annual directors' fees are paid to any other member of the Board, the Company will pay to any Purchaser-affiliated director or such director's designee an annual director's fee in an amount equal to the highest annual fee so paid. The Company will also promptly reimburse all reasonable out-of-pocket expenses consistent with Company policy and incurred by any such Purchaser-affiliated director in connection with attending meetings of the Board.

                  7.12 Non-Competition of Certain Key Employees. Unless otherwise determined in a particular case by the Board, the Company will use its best efforts to cause each present and future key employee of the Company or any subsidiary of the Company, including without limitation the Company's chairman of the board, chief executive officer, president, chief operating officer, chief financial officer, treasurer, vice president of sales and marketing, vice president (or similar position) of research and development, and regional sales managers, (referred to herein as "Key Employees") to enter into an agreement with the Company containing covenants substantially similar to those contained in Exhibit D, subject to any modifications deemed appropriate by the Company's counsel to comply with local law.

                  7.13 Indemnification. The Certificate of Incorporation or By-Laws shall at all times during which any affiliate of Purchaser serves as a member of the Board provide for limitations on the liability of the directors and indemnification of the directors to the fullest extent permitted under applicable law.

                  7.14 Capital Expenditures. The Company will not, without the approval of the Board, make any expenditures for software or software licenses from third parties or for fixed or capital assets, or make any commitments for such expenditures, exceeding an amount of $__________ for any one such expenditure or series of related expenditures.

                  7.15 Form D: Blue Sky Laws. The Company agrees to file a Form D with respect to the Convertible Debenture and Warrant as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or within ten days of the date of the Closing, take such action as the Company shall reasonably determine is necessary to qualify the Convertible Debenture and Warrant under applicable securities laws or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Closing.

                  7.16 International Investment. The Company shall prepare and file (and, to the extent necessary, furnish) all required reporting documentation under the International Investment and Trade in Services Survey Act, 22 U.S.C., sec. 3101 et seq., to the extent applicable.

                  7.17 Termination of Covenants. The covenants set forth in this
Section 7 (other than those in Sections 7.13) shall terminate upon the earlier of (i) the effectiveness of the registration, pursuant to Section 8, covering the offer and sale by the Company of all the Shares issued to Purchaser upon the conversion of the Convertible Debenture and the exercise of the Warrant, or (ii) 10 years from the Closing Date.

         8.       Registration Rights.

                  8.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Holder" shall mean the Purchaser and any transferee of the Purchaser so long as such transferee holds at least 1% of the outstanding capital stock of the Company or acquired at least 10% of Shares issuable or issued to Purchaser under the Convertible Debenture and Warrant, and provided such transferee agrees in writing with the Company to hold such stock subject to all the restrictions of this Agreement.

                  (b) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

                  (c) "Registrable Securities" means the Shares issuable upon the conversion of the Convertible Debenture (including all accrued but unpaid interest therein, assuming conversion of the Convertible Debenture immediately prior to its expiration date), and the Shares issued or issuable upon exercise of, or otherwise with respect to, the Warrant and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing.

                  (d) "Registration Statement" means a registration statement of the Company under the Securities Act.

                  8.2      Registration.

                  (a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but not later than the thirtieth (30th) day after the date of the filing of the Company's fiscal year 2001 financial results (the "Filing Date") or July 31, 2000, whichever comes first, file with the SEC a first Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities required to be included in such Registration Statement on or before the sixtieth (60th) day following the filing of the Company's fiscal year 2001 financial results, but in no case later than August 31, 2001) covering the resale of the Registrable Securities issued or issuable pursuant to conversion of the Convertible Debenture and exercise of the Warrant, assuming conversion of one million five hundred thousand dollars ($1,500,000) in principal and all of the accrued interest on the Convertible Debenture as of the Filing Date. The number of Registrable Securities that the Company shall include in this first Registration Statement shall cover the number of Shares that would be issuable to Holder if interest were to accrue on the entire principal balance of the Convertible Debenture from the initial Filing Date until June 8, 2006. On or before the date that is one year after the initial Filing Date, the Company shall prepare and file a second Registration Statement covering the resale of the Registrable Securities issued or issuable upon conversion of the Convertible Debenture and exercise of the Warrant, assuming conversion of one million five hundred thousand dollars ($1,500,000) in principal and all of the interest that would accrue on the Convertible Debenture from the Filing Date of the first Registration Statement until June 8, 2006, assuming that the entire principal amount remained outstanding for that period. The Registration Statements filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statements also cover such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Convertible Debenture and the exercise of the Warrant to prevent dilution resulting from stock splits, stock dividends or similar recapitalizations. The Registrable Securities included in any Registration Statement filed hereunder shall be allocated to the Holders as set forth in Section 8.12 hereof. The Registration Statements filed hereunder (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to review by) the Holder and Holder's counsel prior to its filing or other submission, provided that no such review shall affect the Holder's rights under Section 8.6 hereof. Such Registration Statements may not include other shares of stock as registered by the Company or by any other stockholder of the Company, provided however, that the Company may include shares held by Zanett Securities Corporation, provided further that if a Registration Statement filed in connection with an underwritten public offering is subject to an underwriter's cut-back, such cut-back should be distributed pro rata between the Holders and Zanett Securities Corporation.

                  (b) Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Holder who is entitled to registration rights under this Section 8.2(b) written notice of such determination and, if within five (5) business days after the date of such notice, such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such

Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities in accordance with agreements predating the date hereof, and provided, further that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of mandatory registration rights. No right to registration of Registrable Securities under this Section 8.2(b) shall be construed to limit any registration required under
Section 8.2(a) hereof. If an offering in connection with which a Holder is entitled to registration under this Section 8.2(b) is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Section 8, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

                  8.3 Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  (a) The Company shall prepare and file with the SEC the Registration Statements required by Section 8.2(a) (but in no event later than the applicable Filing Date with respect thereto), and use reasonable best efforts to cause such Registration Statements relating to Registrable Securities to become effective as soon as practicable after such filing, and keep such Registration Statements effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Holders) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "Registration Period"), which Registration Statements (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the

Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements.

                  (c) The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each such Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of any Registration Statement referred to in Section 8.2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to any such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of any Registration Statement or any amendment thereto, a notice stating that such Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                  (d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by each Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Holder who holds Registrable Securities being offered reasonably requests (but in no event shall the Company be required to make such registration and qualification in more than 10 states), (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  (e) In the event the Holders who hold a majority in interest of the Registrable Securities which are initially requested to be offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                  (f) As promptly as practicable after becoming aware of such event, the Company shall notify each Holder of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission within thirty (30) days, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                  (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to use its best efforts to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request).

                  (h) The Company shall permit a single firm of counsel designated by the Holders to review each Registration Statement (at the Holders' expense) and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document which contains information relating to such Holders in a form as to such counsel reasonably objects.

                  (i) The Company shall make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") at such Inspectors' expense all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary and customary in similar transactions by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall agree to hold in confidence and shall not make any disclosure (except to a Holder) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  (j) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless:
(i) disclosure of such information is necessary to comply with federal or state securities laws (as determined in good faith by the Company upon advice of outside legal counsel), (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, (v) such Holder consents to the form and content of any such disclosure or (vi) such information is required by the SEC; provided that such Holder shall have an opportunity to request confidential treatment thereof. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  (k) The Company shall use its best efforts to promptly either
(i) cause all of the Registrable Securities covered by any Registration Statement to be reported on or listed on the Bulletin Board (if required by applicable rules and regulations), NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all of the Registrable Securities covered by any Registration Statement on the Bulletin Board, NNM or SmallCap and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.

                  (l) The Company shall continue to provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of any Registration Statement.

                  (m) The Company shall cooperate with the Holders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request (at the underwriters' or Holders' cost and expense) and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in a form reasonably acceptable to Holder.

                  (n) At the request of any Holder, (and at the Underwriter's or Holder's cost and expense) the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                  (o) The Company and any managing underwriter or underwriters, and any Holder shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, as amended, and the rules and regulations promulgated by the SEC.)

                  (p) The Company shall take all such other actions as any Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities pursuant to the terms of the Registration Statement; provided that any such additional actions shall be at the sole cost and expense of the person requesting same.

                  8.4 Obligations of the Holders. In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Section 8 with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holders of the information the Company requires from each such Holder.

                  (b) Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

                  (c) In the event Holders holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Holder agrees to enter into and perform such Holder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Holder has notified the Company in writing of such Holder's election not to participate in such underwritten distribution.

                  (d) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 8.3(f) or 8.3(g), such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 8.3(f) or 8.3(g) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (e) No Holder may participate in any underwritten distribution hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 8.5 below.

                  8.5 Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, and expenses of any underwriter and its counsel, incurred in connection with registrations, filings or qualifications pursuant to Sections 8.2 and 8.3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

                  8.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Holder who holds such Registrable Securities, and (ii) the directors, officers, partners, members, legal counsel, employees, agents and each person who controls any Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act , as amended, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:
(i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 8.6(c) with respect to the number of legal counsel, the Company shall reimburse the Holders and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 8.6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto or in any filings required by any state's securities laws; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company (which consent shall be unreasonably withheld); and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 8.3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive any permissible transfer of the Registrable Securities by the Holders pursuant to Section 8.9 hereof.

                  (b) In connection with any Registration Statement in which a Holder is participating, each such Holder agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 8.6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and subject to Section 8.6(c) such Holder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8.6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder (which consent shall not be unreasonably withheld); provided, further, however, that the Holder shall be liable under this Section 8 (including this Section 8.6(b) and Section 8.7) for only that amount as does not exceed the net proceeds actually received by such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 8.9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                  (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8.6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 8.6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Holders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Holders are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8.6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 8.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  8.7 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8.6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8.6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8.8 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (b) furnish to each Holder so long as such Holder owns the Convertible Debenture, Warrant, or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and
(ii) such other information as may be reasonably requested to permit the Holder to sell such securities under Rule 144 without registration, assuming Holder is qualified to do so.

                  8.9 Assignment of Registration Rights. The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Section 8, shall be automatically assignable by each Holder to any permitted transferee (as such term is defined in Section 12.2 herein) of all or any portion of the Convertible Debenture, the Warrant or the Registrable Securities if: (i) the Holder agrees in writing with such transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

                  8.10 Amendment of Registration Rights. Provisions of this
Section 8 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Holders who hold a majority in interest of the Registrable Securities; provided, however, that no amendment hereto which restricts the ability of a Holder to elect not to participate in an underwritten offering shall be effective against a Holder which does not consent in writing to such amendment; provided, further, however, that no consideration shall be paid to a Holder by the Company in connection with an amendment hereto unless Holder similarly affected by such amendment receives a pro rata amount of consideration from the Company. Unless a Holder otherwise agrees, each amendment hereto must similarly affect each Holder. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon each Holder and the Company.

                  8.11 Persons Deemed to be a Holder. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  8.12 Allocation of Registrable Securities. The initial number of Registrable Securities included on any Registration Statement and each increase (if any) to the number of Registrable Securities included thereon shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time of such establishment or increase, as the case may be. In the event a Holder shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Holders, pro rata based on the number of shares of Registrable Securities then held by such Holders. For the avoidance of doubt, the number of Registrable Securities held by any Holder shall be determined as if all Shares issuable upon conversion of the Convertible Debenture and upon exercise of the Warrant were then Registrable Securities.

         9.       Transfer of the Convertible Debenture or Shares.

                  9.1 Procedures. Transfer of the Convertible Debenture or Warrant issued pursuant to this Agreement, or the Shares issued upon conversion of the Convertible Debenture or upon exercise of the Warrant, shall be made only on the books of the Company, by the holder of record, or by its legal representatives who shall furnish proper evidence of authority to transfer, or by its attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company, subject to the restrictions, if any, set forth in the By-Laws and Section 9.2 hereof. The Holder in whose name the Convertible Debenture, the Warrant, or the Shares stands on the books of the Company shall be deemed by the Company to be owner thereof for all purposes.

                  9.2 Restrictive Legends. Each certificate evidencing Shares issued or sold upon the conversion of the Convertible Debenture or upon exercise of the Warrant, shall contain or otherwise be imprinted with suitable legends in substantially the following form:

         "This security has not been registered under the Securities Act of 1933 or any state securities act, and has been acquired for investment and not with view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended.

         This security is subject to transfer restrictions contained in a certain Debenture Purchase & Security Agreement dated as of May 22, 2001, and no transfer of the security shall be made unless the conditions specified in said Agreement have been fulfilled. A copy of said Agreement is on file and available for inspection at the principal offices of the Company."

         The Company is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of Shares except in conformity with this Agreement.

                  9.3 Securities Law Compliance. No Holder shall transfer any Shares until such Holder has first given written notice to the Company describing briefly the manner of any such proposed transfer and until (i) the Company has received from the Holder's counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Securities Act or any state securities act and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to said Securities Act; (ii) the Company and the Holder shall have complied with SEC Rule 144 and applicable state securities act requirements; or (iii) a registration statement filed by the Company is declared effective by the SEC and governing state securities act authorities or steps necessary to perfect exemptions from such registration are completed.

         10. Election of Directors; Board Attendance Rights. The Company, the Purchaser, and the Chief Executive Officer hereby agree as follows. The Company, the Purchaser, and the Chief Executive Officer are sometimes collectively referred to in this Section 10 as the "Parties." If Purchaser chooses to exercise its right under Section 5.4, each of the Parties agrees to use such Party's best efforts (including without limitation the voting of a sufficient number of shares of capital stock of the Company, if any, held by such Party) to cause one person designated from time to time by Purchaser to be elected to serve on the Company's Board, and to be nominated to chair the Board's Audit Committee, at all times from the date of this Agreement until the provisions of this Section 10 terminate as provided below, provided however that such director must be qualified to serve on the Audit Committee under applicable SEC regulations. Each of the Parties further agrees to take no action, as stockholder or otherwise, to cause the number of members of the Board to exceed six. The provisions of this Section 10 shall terminate on the earlier to occur of (i) the effectiveness of the registration, pursuant to Section 8, covering the offer and sale by the Company of all the Shares issued to the Purchaser upon conversion of the Convertible Debenture and the exercise of the Warrant, or (ii) ten years from Closing Date.

         11.      Grant of Security Interests.

                  11.1 Collateral. For purposes of this Section 11, the term "Collateral" shall mean all property and property interests of the Company, real or personal, tangible or intangible, whether now existing or hereafter acquired, and any and all additions, accessions, replacements and substitutions thereto or therefor, guaranties and securities thereon, and products thereof, including, without limitation:

                  (a) All machinery, equipment, furniture and fixtures, now owned or hereafter acquired, together with all replacements thereof, all attachments, accessories, parts, equipment and tools belonging thereto or for use in connection therewith.

                  (b) All inventory, raw materials, work in process and supplies now owned or hereafter acquired.

                  (c) All accounts and accounts receivable now existent or hereafter created.

                  (d) All general intangibles, now existent or hereafter created, including but not limited to all Intellectual Property, as defined below.

                  (e) All automotive equipment, now owned or hereafter acquired, together with all replacements thereof, all attachments, accessories, parts, equipment and tools belonging thereto or for use in connection therewith.

                  (f) All property of the same type or description as that listed herein, acquired after the date hereof; the Company's interest in all property consigned to the Company now or in the future, whether equipment, inventory, or otherwise; all replacements, additions, improvement, and accessions with respect to the foregoing collateral; all products of the foregoing collateral; all proceeds of the foregoing collateral; and all payments with respect to insurance covering the foregoing collateral, which are hereby assigned to the Purchaser; and all records, books, and books of account with respect to the foregoing collateral.

                  (g) For purposes of this Section 11, the term "Intellectual Property" shall mean all rights with respect to trademarks, service marks, trade names, trade styles, patents, copyrights (and any applications for any of the foregoing), mask works, trade-secrets information, other proprietary rights and rights to prevent others from doing acts that constitute unfair competition with the Company or misappropriation of its property, including without limitation any sums (net of expenses) that the Company may receive arising out of any claim for infringement of its rights in any of the foregoing; all rights of the Company under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including without limitation any licenses; and any goodwill associated with any of the foregoing.

                  (h) The Collateral shall secure all obligations of the Company to the Purchaser, whether now existing or subsequently arising.

                  11.2 Security Interest to the Purchaser. Subject to the Alliance Financing Agreement, as security for the payment and performance of any and all liabilities and obligations (direct or indirect, absolute or contingent, sole, joint, several, secured or unsecured, now existing or hereafter arising) of the Company to the Purchaser, including, without limitation, all obligations of the Company to the Purchaser arising under the Convertible Debenture sold by the Company to the Purchaser and all obligations arising under the this Agreement between the Company and the Purchaser. The Company hereby grants to the Purchaser a continuing security interest in the Collateral.

                  11.3 Subordination. The security interest granted hereby is expressly junior and subordinate to the prior payment in full of all Senior Indebtedness of the Company. "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) all indebtedness of the Company under the Alliance Financing Agreement, and to successors and assigns thereunder and (ii) any other indebtedness of the Company which the Company and the Purchaser hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness.

                  (a) The Purchaser agrees to execute from time to time any subordination agreement(s) the Company and the holders of Senior Indebtedness may request to better reflect the aforesaid subordination of the Convertible Debenture and this Agreement to any Senior Indebtedness incurred by the Company. Notwithstanding the foregoing, the Company may make payments of the principal of, and any interest on, the Convertible Debenture as set forth in Section 1 thereunder, if at the time of payment, and immediately after giving effect thereto, (i) there exists no default in any payment with respect to any Senior Indebtedness and (ii) there shall not have occurred an event of default with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist.

                  (b) The Purchaser agrees that the subordination effected hereby is for the benefit of the holders of Senior Indebtedness from time to time, and that each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained herein. The subordination effected hereby shall be enforceable by each holder of Senior Indebtedness from time to time. Subject to the rights of the holders of Senior Indebtedness under this Section 11.3, nothing contained in this Section 11.3 shall impair, as between the Company and the Purchaser the obligations of the Company, subject to the terms and conditions hereof, to pay the Purchaser the principal and interest on the Convertible Debenture as and when the same becomes due and payable, or shall prevent the Purchaser, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                  11.4 Deposits, etc. Any deposits or other sums at any time credited by or due from the Purchaser to the Company and any property (including securities and other instruments) of the Company which at any time may be in the possession of the Purchaser may at all times be held and treated as additional Collateral hereunder. The Purchaser shall have the same powers of sale or disposition in respect of any such property as are provided below with respect to the Collateral and may at any time after an Event of Default apply any such deposits or other sums, in the manner provided below, to the payment of any and all liabilities and obligations of the Company to the Purchaser.

                  11.5 Financing Statements and Other Action. The Company agrees to do all actions which the Purchaser reasonably deems necessary or desirable to protect the security interests granted herein or to otherwise carry out the provisions of this Section 11, including but not limited to the execution of financing, continuation, amendment and termination statements under the UCC, the execution and filing of the Conditional Assignment Agreement for Trademarks, Service Marks and Tradenames (the "Conditional Assignment Agreement"), attached hereto as Exhibit H, with the United States Trademark Office and similar instruments, and the procurement of waivers and disclaimers of interest in the Collateral by the owners of any real estate (including lessors and mortgagees) on which the Collateral is located. The Company shall pay all costs of filing any and all financing, continuation, amendment or termination statements with respect to the security interests created by this Section 11. The Company hereby appoints the Purchaser as its attorney in fact irrevocably to do all acts and things which the Company may be required to do under this Section 11 or which the Purchaser may reasonably deem necessary to perfect and continue perfected the security interests created by this Section 11. This power, being coupled with an interest, is irrevocable as long as the Company is indebted to the Purchaser. The Company will at the request of the Purchaser execute and deliver any and all documents and instruments and take any and all action as the Purchaser may reasonably require more completely to vest in and assure to the Purchaser its rights hereunder or in any of the Collateral.

                  11.6     The Company's Principal Place of Business & Name.

                  (a) The Company represents and warrants to the Purchaser that the Company's chief executive office is located at 45472 Holiday Drive, Dulles, VA 20166. The Company covenants to give the Purchaser prior written notice of any change in the information contained in this Section 11.6(a).

                  (b) The Company represents and warrants to the Purchaser that the Company will not change its name, identity or corporate structure without giving the Purchaser at least thirty (30) days prior written notice thereof and, in connection with any such change, the Company will execute and deliver, or cause to be executed and delivered, to the Purchaser all such additional security agreements, financing statements and other documents as the Purchaser shall reasonably request. This provision shall not be deemed to constitute consent to any change of identity or corporate structure otherwise prohibited in any agreement between the Company and the Purchaser.

                  11.7 Encumbrances. The Company represents and warrants to the Purchaser that the Company has good title to the Collateral and that there are no liens, security interests or other encumbrances against the Collateral other than those of the Purchaser and those of any holder of Senior Indebtedness. The

Company covenants to notify promptly the Purchaser of any claim, lien, security interest or other encumbrance made against the Collateral and shall defend the Collateral against any claim, lien, security interest or other encumbrance adverse to the Purchaser.

                  11.8 Maintenance of Collateral and Records. The Purchaser may examine and inspect the Collateral at any reasonable time and for that purpose may enter upon any premises where the Collateral may be located. The Company shall pay when due all taxes, assessments and other charges lawfully levied or assessed upon the Collateral, other than those which are being contested in good faith.

                  11.9 Sales: Other Security Interests: Financing Statements. The Company will not:

                  (a) except as disclosed in Schedule B, sell, lease, transfer or otherwise dispose of the Collateral or any interest therein, except in the ordinary course of business, without the prior written consent of the Purchaser; or
                  (b) mortgage, or create a security interest in or lien upon, the Collateral in favor of any person other than the Purchaser, or suffer to exist a security interest in or lien upon the Collateral in favor of any person other than the Purchaser or any holder of Senior Indebtedness, or permit anything to be done that may impair the value of the Collateral or the security intended to be afforded by this Section 11.

                  11.10 Default. For purposes of this Section 11, each of the following events shall be deemed an "Event of Default":

                  (a) The Company shall have failed to pay as and when due and payable interest on or principal of or other sums payable under the Convertible Debenture;

                  (b) The Company shall be in default in any material respect hereunder or under any other liability or obligation to the Purchaser;

                  (c) The Company shall be in breach of any covenant contained in this Section 11, elsewhere in this Agreement or in the Convertible Debenture;

                  (d) Any representation, warranty or statement contained in Sections 3 or 11, in this Agreement or in the Convertible Debenture or in any certificate, report or document furnished in writing by the Company to the Purchaser proves not to have been true and complete in any material respect as of the time it was made or furnished;

                  (e) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

                  (f) Within thirty (30) days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

                  11.11    Rights on Default.

                  (a) If an Event of Default shall occur, the Purchaser may, subject to the rights of the holders of Senior Indebtedness,:

                           (i) without notice or demand to the Company declare
all obligations of the Company to the Purchaser to be immediately due and payable;

                           (ii) exercise the rights and remedies accorded to a
secured party under the UCC or other law or under any instrument or document securing the obligations of the Company to the Purchaser (including without limitation thereto the right to take immediate possession of the Collateral);

                           (iii) perform any warranty, covenant or agreement
which the Company has failed to perform under this Agreement; and

                           (iv) take any other action which the Purchaser deems
necessary or desirable to protect the Collateral or the security interests granted herein.

                  (b) No course of dealing or delay in accelerating any obligation of the Company to the Purchaser or in taking or failing to take any other action with respect to any Event of Default shall affect the right of the Purchaser to take such action at a later time. No waiver as to any one Event of Default shall affect the rights of the Purchaser upon any other Event of Default.
                  (c) The Purchaser may exercise any or all of its rights or remedies after an Event of Default concurrently with, or independently of, and without regard to, the provisions of any other security agreement or other instrument which secures any obligation of the Company to the Purchaser.

                  (d) After an Event of Default, the Company, upon demand by the Purchaser, shall assemble the Collateral at the Company's cost and make it available to the Purchaser at a place to be reasonably designated by the Purchaser.

                  (e) The requirement of the UCC that the Purchaser give the Company reasonable notice of any proposed sale or disposition of the Collateral shall be met if such notice is given at least seven (7) days before the time of such sale or disposition.

                  (f) The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Purchaser shall be paid by the Company to the Purchaser and shall include, but not be limited to, reasonable fees of attorneys and legal expenses incurred by the Purchaser and the payment thereof shall be secured by this Section 11.

                  11.12 Costs and Expenses. Any reasonable payment made or expense incurred by the Purchaser (including reasonable attorneys' fees and disbursements) in connection with the preparation of any documents and instruments executed in connection with this Section 11, or in connection with the exercise by the Purchaser of any right upon the happening of any Event of Default or the threatened happening of an Event of Default, shall be added to the indebtedness of the Company to the Purchaser, shall earn interest at the rate set forth in the Convertible Note, shall be payable upon demand, and shall be secured by the security interests granted hereunder and under any other instrument securing indebtedness of the Company to the Purchaser. In addition, at the option of the Purchaser, upon the happening of any Event of Default, the Purchaser may pay for insurance on the Collateral, may pay for the maintenance and repair of the Collateral, may pay any taxes, assessments or other charges upon the Collateral which it in good faith has determined to be due, and may discharge any other security interest in or lien upon the Collateral and the amount of such expenditures shall be added to the indebtedness of the Company to the Purchaser, shall earn interest at the rate set forth in the Convertible Note, shall be payable on demand, and shall be secured by the security interests granted herein and under any other instrument securing indebtedness of the Company to the Purchaser. The Purchaser shall have no obligation to the Company to make any such expenditures nor shall the making thereof relieve the Company of any Event of Default.

                  11.13 Termination of Security Interest. The obligations of the Company set forth in this Section 11 shall terminate when all obligations of the Company to the Purchaser have been paid and performed in full or when the entire balance of principal and interest under the Convertible Debenture has been paid or converted.

                  11.14 Waivers. The Company hereby waives demand, notice, protest, notice of acceptance of this Section 11, notice of Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to obligations of the Company to the Purchaser and with respect to the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable to the acceptance of partial payment thereof and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Purchaser may deem advisable. The Purchaser may exercise its rights with respect to the Collateral without resorting to and without regard to other collateral or sources for reimbursement for liability. The Purchaser shall not be deemed to have waived any of its rights upon or under any obligation of the Company to the Purchaser or the Collateral unless such waiver is in writing and signed by the Purchaser. No delay or omission on the part of the Purchaser in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Purchaser with respect to obligations of the Company to the Purchaser or the Collateral, whether evidenced hereby or by any other instrument or document, shall be cumulative and may be exercised separately or concurrently.

         12.      Miscellaneous.

                  12.1 Costs and Expenses. In connection with this Agreement and the transactions described herein, the Company agrees to pay Purchaser for its reasonable legal fees and expenses with respect to this transaction (including legal fees and expenses incurred in connection with the First Advance made on May 8, 2001), and with respect to a one-time Exchange Act filing on Schedule 13D required to be completed by the Purchaser in connection with this transaction.

                  12.2 Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties. Except as provided herein, neither the Company or Purchaser shall assign this Agreement, the Convertible Debenture, the Warrant or any rights or obligations hereunder or thereunder. Notwithstanding the foregoing, the Purchaser may assign its rights hereunder to any of its "Affiliates" (as that term is defined under the Exchange Act) directors, officers, employees or immediate family members thereof who are Accredited Investors without the consent of the Company (provided such assignees agree to be bound by all of the terms and conditions hereof) (each, a "permitted transferee"), or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit Purchaser's right to transfer the Shares pursuant to the terms of the Convertible Debenture or Warrant, and this Agreement or to assign Purchaser's rights hereunder and/or thereunder to any such transferee.

                  12.3 Governing Law. The internal laws of The Commonwealth of Virginia (regardless of conflict of laws principles) shall govern all issues concerning the construction, validity and interpretation of this Agreement.

                  12.4 Survival. The representations and warranties of the Company contained in Section 3 of this Agreement shall survive the Closing for a period of two years, and thereafter no action, suit or claim shall be brought by any Purchaser alleging any misrepresentation or untruthfulness based upon the subject matter of such representations or warranties, and any such action, suit or claim shall be forever barred; provided, however, that any action based upon fraud shall not be barred and may be brought notwithstanding the provisions of this Section 12.4.

                  12.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by both the Company and the Purchaser.

                  12.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, addressed as follows: (a) if to Purchaser, at Purchaser's address shown on Schedule A hereto, with a copy to counsel to the Purchaser, (b) if to any other Holder, at such address as such Holder shall have furnished to the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Shares who has so furnished an address to the Company, and (c) if to the Company, at the address stated in or pursuant to
Section 11.6(a), with a copy to the Company's counsel, or to such other address as the party receiving such notice shall have properly designated to the other party hereto in writing. Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of the Convertible Debenture, Warrant, or Shares upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  12.8 Counterparts. This Agreement may be executed in any number of counterparts, some of which may have signature pages differing as to form, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

                  12.9 Severability. If any provision of this Agreement, or its application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances, shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

                  12.10 Captions. Captions and headings used herein are for convenience of reference only and shall not limit or control the meaning of any provisions hereof.

                  12.11 Further Assurances. The parties hereto will from time to time execute and deliver such further documents and instruments and do all such further acts and things as may be required effectively to carry out or better evidence or perfect the full intent and purposes of the transactions contemplated by this Agreement.


         The foregoing Agreement is hereby executed under seal as of the date first above written.


              The Company:

                     FASTCOMM COMMUNICATIONS CORPORATION


                     By:
                        ----------------------------------------
                        Peter C. Madsen, Chief Executive Officer




              The Purchaser:

                     WESLEY CLOVER CORPORATION


                     By:
                        ----------------------------------------
                        Jose Medeiros, Vice President